UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 4, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 4, 2009, PartnerRe Ltd., a Bermuda exempted company (“PartnerRe”), entered into a number of definitive agreements relating to its acquisition of all the outstanding shares of PARIS RE Holdings Limited, a Swiss corporation (“PARIS RE”), in a multi-step transaction. Under the terms of these agreements, PartnerRe expects to issue approximately 24.2 million PartnerRe common shares in exchange for the approximately 80.6 million PARIS RE common shares currently outstanding (net of treasury shares), assuming an exchange ratio of 0.30 PartnerRe common shares for each PARIS RE common share.  Additionally, PartnerRe expects to issue up to 1.4 million PartnerRe common shares in exchange for up to the approximately 8.5 million PARIS RE warrants currently outstanding.  As a result of the exchanges current PartnerRe shareholders will own approximately 69% of the combined company and current PARIS RE shareholders will own approximately 31% of the combined company upon completion of the transaction.  The exchange ratio is subject to adjustment in certain cases as described below.

Block Purchase Agreement

On July 4, 2009, PartnerRe, PARIS RE and certain investment entities affiliated with Stone Point Capital, Hellman & Friedman, Vestar Capital Partners, Crestview Partners, New Mountain and Caisse de Dépôt et Placement du Québec (collectively, the “Block Sellers”) that collectively own approximately 57% of PARIS RE’s outstanding shares entered into a Securities Purchase Agreement (the “Block Purchase Agreement”) pursuant to which PartnerRe will purchase (the “Block Purchase”) all of the PARIS RE common shares and warrants to purchase PARIS RE common shares held by the Block Sellers.  The purchase price for PARIS RE common shares and warrants is 0.30 PartnerRe common shares per PARIS RE common share (the “Per Share Consideration”) and 0.167 Partner Re common shares per PARIS RE warrant (the “Per Warrant Consideration”), subject, in each case, to the tangible book value adjustment described below under the heading “Transaction Agreement.”

Immediately prior to the Block Purchase, PARIS RE intends to effect an extraordinary cash distribution by way of a capital reduction to all PARIS RE shareholders (the “Share Capital Repayment”).  The Share Capital Repayment will amount to up to CHF 4.17 (the Swiss Franc equivalent of US$3.85 as of July 7, 2009) per PARIS RE common share.  The Block Purchase Agreement and the Transaction Agreement (as described below) contemplate that to the extent the full Share Capital Repayment is not paid prior to the closing of the Block Purchase due to, among other things, the failure to obtain all necessary regulatory approvals, PartnerRe will commit to pay or cause to be paid the remaining portion of the Share Capital Repayment (i) to the Block Sellers at the closing of the Block Purchase in the form of a promissory note and (ii) to the other PARIS RE shareholders immediately prior to the settlement of the Exchange Offer described below in cash by way of a capital distribution from PARIS RE.  The Share Capital Repayment will not be paid if the Block Purchase does not close for any reason.  In addition, to the extent that the Block Purchase closes, but all or a portion of the Share Capital Repayment is not paid immediately prior to the Block Purchase, the payment of the Share Capital Repayment (or remaining portion thereof) to the remaining PARIS RE shareholders is conditioned on the Exchange Offer closing immediately following the payment.

Consummation of the Block Purchase is subject to a number of conditions, including (i) approval of the holders of PartnerRe common shares and PARIS RE common shares, (ii) approval of the holders of PARIS RE common shares of certain matters to be submitted to a PARIS RE shareholders’ meeting, (iii) obtaining certain regulatory approvals and expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain foreign antitrust approvals, (iv) approval for listing of the PartnerRe common shares to be issued in the Exchange Offer and the Merger (as described below) on the New York Stock Exchange and on Euronext Paris or another European Union stock exchange selected by PartnerRe, (v) evidence that the PartnerRe designees on PARIS RE’s board of directors will comprise a majority of PARIS RE’s board of directors immediately following the closing of the Block Purchase, (vi) an amendment to PARIS RE’s articles of incorporation to, among other things, remove a provision thereof purporting to require a cash takeover bid for any acquisition of more than one-third of the PARIS RE voting rights, (vii) subject to certain exceptions, the accuracy of representations and warranties and (viii) certain other customary closing conditions.

The Block Sellers have agreed to vote in favor of all matters required to be submitted for approval to the PARIS RE shareholders in order to consummate the Block Purchase, including (i) the election of PartnerRe designees to the

PARIS RE board of directors comprising a majority of the PARIS RE board of directors, (ii) the approval of the Share Capital Repayment and (iii) the amendment to PARIS RE’s articles of incorporation, and together have sufficient votes to approve such matters.  The Block Sellers are obligated to vote in favor of these matters irrespective of whether PARIS RE’s board of directors withdraws, changes or modifies its recommendation with respect to the transactions contemplated by the Block Purchase Agreement and the Transaction Agreement in a manner that is adverse to PartnerRe.

The foregoing description of the Block Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Block Purchase Agreement, which is filed as Exhibit 2.1 hereto.

Transaction Agreement

Simultaneously with entering into the Block Purchase Agreement, PartnerRe and PARIS RE entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which PartnerRe has agreed, subject to certain conditions, to commence a voluntary public exchange offer (the “Exchange Offer”) for all PARIS RE common shares and warrants not owned by PartnerRe immediately prior to the commencement of the Exchange Offer as promptly as practicable after the closing of the Block Purchase.  The Exchange Offer will be conducted pursuant to French tender offer rules and, to the extent applicable, United States securities laws.

In the Exchange Offer, PartnerRe will offer to acquire PARIS RE common shares and warrants for the same Per Share Consideration and Per Warrant Consideration, as applicable, paid in the Block Purchase, subject, in each case, to the tangible book value adjustment described below.  The Transaction Agreement provides that if, after completion of the Exchange Offer, PartnerRe owns greater than 90% but less than 100% of PARIS RE’s common shares, PartnerRe will effect a compulsory merger (the “Merger”) in accordance with Swiss law pursuant to which PARIS RE will be merged into a wholly owned subsidiary of PartnerRe, with the subsidiary of PartnerRe surviving the Merger.  The same Per Share Consideration paid in the Exchange Offer for each PARIS RE common share will be paid in the Merger.

The Transaction Agreement provides that if the percentage decline in a party’s tangible book value during the period from March 31, 2009 to the closing of the Block Purchase is more than 15% greater than the percentage decline in the other party’s tangible book value during the same period, the Per Share Consideration and Per Warrant Consideration will be adjusted upwards (if the percentage decline in PartnerRe’s tangible book value is greater than that of PARIS RE’s) or downwards (if the percentage decline in PARIS RE’s tangible book value is greater than that of PartnerRe’s) based on a formulaic adjustment.  The formulaic adjustment provides that for each percentage point difference in excess of 15% in the parties’ relative declines in their tangible book values, the Per Share Consideration and Per Warrant Consideration will adjust upwards or downwards, as applicable, by 0.004.  The tangible book value adjustment is capped such that the Per Share Consideration and Per Warrant Consideration will not increase or decrease by more than 0.10.  If either PartnerRe or PARIS RE experiences a 40% relative decline in its tangible book value during the period from March 31, 2009 to the closing of the Block Purchase, the other party will have the right to terminate the Transaction Agreement and the Block Purchase Agreement.

The Transaction Agreement further provides that the Per Share Consideration in the Exchange Offer and the Merger will be adjusted upwards to reflect any dividend declared on the PartnerRe common shares having a record date on or after the closing of the Block Purchase and prior to the settlement of the Exchange Offer.

PartnerRe’s obligation to commence the Exchange Offer following the closing of the Block Purchase is subject to a number of conditions, including (i) approval for listing of the PartnerRe common shares to be issued in the Exchange Offer and the Merger on the New York Stock Exchange and on Euronext Paris or another European Union stock exchange selected by PartnerRe, (ii) the Exchange Offer on the terms proposed having been declared compliant by the Autorité des Marchés Financiers (the French securities regulator) without any requirement that PartnerRe provide for a cash alternative under the French tender offer rules, (iii) PartnerRe having a reasonable basis to believe that the opinion of the independent expert to be rendered under French law in connection with the Exchange Offer on the terms proposed would satisfy the requirements of French law and (iv) certain other customary conditions.

PartnerRe and PARIS RE have made customary representations, warranties and covenants in the Transaction Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the Transaction Agreement and closing of the Block Purchase (and in the case of PARIS RE, until the effective time of the Merger), (ii) to cause shareholder meetings to be held to consider the matters required to be submitted for approval to the PARIS RE and PartnerRe shareholders irrespective of whether either party’s board of directors withdraws, changes or modifies its recommendation with respect to the transactions contemplated by the Block Purchase Agreement and the Transaction Agreement in a manner that is adverse to the other party, (iii) not to solicit proposals relating to alternative business combination transactions and (iv) subject to certain exceptions, for their respective boards of directors to recommend the approval by its shareholders of the transactions contemplated by the Block Purchase Agreement and the Transaction Agreement.

The Transaction Agreement contains certain termination rights for both PartnerRe and PARIS RE and further provides that PartnerRe may be required to pay PARIS RE a termination fee of US$75 million upon termination of the Transaction Agreement either because (i) PartnerRe’s board of directors withdraws, changes or modifies its recommendation with respect to the transactions contemplated by the Block Purchase Agreement and the Transaction Agreement in a manner that is adverse to PARIS RE or (ii) PartnerRe’s shareholders fail to approve such transactions at the PartnerRe shareholders meeting called for such purpose.

The Transaction Agreement provides that one of the existing members of PARIS RE’s board of directors unaffiliated with the Block Sellers will become a member of PartnerRe’s board of directors at the closing of the Block Purchase.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 2.2 hereto.

Investor Agreements

The Block Purchase Agreement provides that at the closing of the Block Purchase, certain investment entities affiliated with each of Stone Point Capital, Hellman & Friedman, Vestar Capital Partners, Crestview Partners, New Mountain and Caisse de Dépôt et Placement du Québec (each affiliated group of investment vehicles is individually referred to as a “Block Purchase Shareholder”) will enter into a separate investor agreement with PartnerRe.  The investor agreements subject the Block Purchase Shareholders to certain transfer restrictions, which provide that until the later to occur of (i) six months after the closing of the Block Purchase and (ii) the earlier to occur of (A) three months after the consummation of the Exchange Offer and (B) May 31, 2010 (the “Lock-Up Period”), no Block Purchase Shareholder may transfer its PartnerRe common shares, except for transfers to affiliates or, after six months, in certain distributions in-kind.  Following the Lock-Up Period, each Block Purchase Shareholder may generally transfer its PartnerRe common shares to third parties, except that, subject to certain exceptions, no such transfers may be made to any person who, to such Block Purchase Shareholder’s knowledge, is a competing person, has filed a Schedule 13D with respect to PartnerRe’s equity securities or beneficially owns 5% or more of PartnerRe’s total outstanding voting power.

The investor agreements also subject the Block Purchase Shareholders to certain “standstill” restrictions that generally restrict each Block Purchase Shareholder from, among other things, (i) acquiring beneficial ownership of more than 9.9% of PartnerRe’s total outstanding voting power, (ii) seeking to effect a merger, tender offer or other extraordinary transaction involving PartnerRe, (iii) soliciting proxies to vote or seek to influence any third party with respect to their voting of any PartnerRe common shares, (iv) facilitating or encouraging any person to seek representation on PartnerRe’s board of directors or (v) forming, joining or participating in a 13D group, including a group consisting of other Block Purchase Shareholders.  In addition, each Block Purchase Shareholder must notify PartnerRe under certain circumstances upon being approached by any person requesting that such Block Purchase Shareholder join or act in concert with such person in taking any of action prohibited by the standstill restrictions.

The investor agreements further provide that if at any time any Block Purchase Shareholder’s total voting power over PartnerRe common shares is in excess of the total voting power represented by the PartnerRe common shares acquired by such Block Purchase Shareholder at the closing of the Block Purchase, the excess voting power must either be voted, in such Block Purchase Shareholder’s option, in accordance with the recommendation of PartnerRe’s board of directors or in accordance with the votes made by PartnerRe shareholders other than the Block Purchase Shareholders.

The investor agreements further grant the Block Purchase Shareholders the right to attend quarterly meetings with PartnerRe’s chief financial officer (or his or her deputy) and potentially one or more other members of PartnerRe’s executive committee.  In addition, each Block Purchase Shareholder will be entitled to certain quarterly information rights, in which case such Block Purchase Shareholder will be subject to PartnerRe’s normal trading policy and black-out periods applicable to “designated insiders.”

Subject to certain exceptions, the investor agreements will generally terminate with respect to all Block Purchase Shareholders at such time that the Block Purchase Shareholders’ aggregate voting power is less than 10% of PartnerRe’s total voting power and with respect to any individual Block Purchase Shareholder, at such time that such Block Purchase Shareholder ceases to own at least 50% of the number of PartnerRe shares acquired by it in the Block Purchase.

The foregoing description of the investor agreements does not purport to be complete and is qualified in its entirety by reference to the form of investor agreement, which is filed as Exhibit 2.3 hereto.

Registration Rights Agreements

The Block Purchase Agreement further provides that at the closing of the Block Purchase, each of the Block Purchase Shareholders, together with its related entities, will enter into a separate registration rights agreement.  Pursuant to these agreements, PartnerRe will agree to maintain an effective registration statement during a two-year period commencing at the expiration of the Lock-Up Period (which period may be extended under certain circumstances), permitting the Block Purchase Shareholders to sell their PartnerRe common shares in underwritten and non-underwritten offerings at any time during such period subject to PartnerRe’s customary trading black-out periods and PartnerRe’s right to impose certain suspension periods. Each of the registration rights agreements with the Block Purchase Shareholders contains customary indemnification provisions.

The foregoing description of the registration rights agreements does not purport to be complete and is qualified in its entirety by reference to the form of registration rights agreement, which is filed as Exhibit 2.4 hereto.

Pre-Announcement Purchases

On July 4, 2009, PartnerRe entered into five separate unconditional securities purchase agreements to acquire (the “Pre-Announcement Purchases”) approximately 6% of the outstanding PARIS RE common shares held by certain affiliates of Greenhill Capital Partners, LLC, Richard E. Rainwater and family and certain affiliates, Mr. V. Dowling and an affiliated family trust, an affiliate of Wachovia Capital Partners and TMT Partners, Ltd. The purchase price per PARIS RE common share in connection with each of the Pre-Announcement Purchases is the same Per Share Consideration payable in the Block Purchase.  In order to give effect to the tangible book value adjustment described above under the heading “Transaction Agreement,” the Pre-Announcement Purchases will be subject to a post-closing adjustment at the time of the closing of the Block Purchase.  Pursuant to the post-closing adjustment, if the tangible book value adjustment results in an upward adjustment to the Per Share Consideration, PartnerRe will issue an appropriate number of additional PartnerRe common shares based on the formulaic adjustment described above to each of the selling shareholders reflecting such upward adjustment.  Similarly, if the tangible book value adjustment results in a downward adjustment to the Per Share Consideration, the selling shareholders will return an appropriate number of additional PartnerRe common shares (or, for certain selling shareholders, cash in lieu thereof equal to the fair market value of such shares as of a recent date) to PartnerRe based on the formulaic adjustment described above reflecting such downward adjustment.

The securities purchase agreements governing the Pre-Announcement Purchases further provide that at the closing of the Block Purchase, the selling shareholders will receive a cash payment of US$3.85 for each PARIS RE common share sold to PartnerRe in the Pre-Announcement Purchases net of any per share dividend declared on the PartnerRe common shares having a record date prior to the closing of the Block Purchase (as appropriately adjusted for an exchange ratio of 0.30 PartnerRe common shares for each PARIS RE common share).  This cash payment will be paid to the selling shareholders even if the Block Purchase does not close, in which case no post-closing adjustment will be applicable and the payment will be made within two business days following termination of the Block Purchase Agreement.

           At the time that PartnerRe entered into the securities purchase agreements governing the Pre-Announcement Purchases, PartnerRe also entered into a registration rights agreement with each of the parties to the Pre-Announcement Purchases.  Pursuant to these agreements, PartnerRe will make an effective shelf registration statement available immediately after the filing of PartnerRe’s next quarterly report with the U.S. Securities and Exchange Commission, permitting resales by the selling shareholders in non-underwritten transactions subject to PartnerRe’s customary trading black-out periods and PartnerRe’s right to impose certain suspension periods.  These resale registration rights will remain available until the securities are freely tradeable under Rule 144 of the Securities Act of 1933, as amended. Each of the registration rights agreements with the parties to the Pre-Announcement Purchases contains customary indemnification provisions.

PartnerRe may enter into agreements to purchase additional PARIS RE common shares from certain other shareholders who were shareholders of PARIS RE prior to its initial public offering and their private transferees. Such purchases, which are expected to be conditioned upon the closing of the Block Purchase and consummated simultaneously with the closing of the Block Purchase, will, if entered into, be consummated at the same Per Share Consideration payable in the Block Purchase, as adjusted pursuant to the tangible book value adjustment described above.  These purchases, if they are consummated, will be disclosed in filings with the U.S. Securities and Exchange Commission and with the Autorité des Marchés Financiers.

Tender and Support Agreements

On July 4, 2009, as an inducement for PartnerRe to enter into the Block Purchase Agreement and the Transaction Agreement, Mr. Hans-Peter Gerhardt, the chief executive officer of PARIS RE, and certain funds managed by OZ Management LP, entered into tender and support agreements with PartnerRe.  Pursuant to these agreements, Mr. Gerhardt agreed to tender all of his PARIS RE warrants and the funds managed by OZ Management LP agreed to tender all of their PARIS RE common shares, representing approximately 6% of PARIS RE’s outstanding common shares, as promptly as practicable after commencement of the Exchange Offer.  Neither Mr. Gerhardt nor the funds managed by OZ Management LP may sell, assign, transfer or otherwise dispose of any of their PARIS RE warrants, in the case of Mr. Gerhardt, or common shares, in the case of the funds managed by OZ Management LP, during the term of the applicable tender and support agreement.  If a competing offer is made prior to the settlement of the Exchange Offer, however, each of Mr. Gerhardt and the funds managed by OZ Management LP will be entitled to withdraw from the Exchange Offer any such common shares or warrants previously tendered.

The tender and support agreement entered into with the funds managed by OZ Management LP further provides that such funds will, at any meeting of the PARIS RE shareholders, vote (or cause to be voted) in favor of the approval of the matters required to be submitted for approval to the PARIS RE shareholders in order to consummate the Block Purchase and against, among other things, any action or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay or adversely affect the consummation of the transactions contemplated by the Block Purchase Agreement and the Transaction Agreement.

The foregoing description of the tender and support agreements between PartnerRe, on the one hand, and Mr. Gerhardt or the funds managed by OZ Management LP, on the other hand, does not purport to be complete and is qualified in its entirety by reference to such tender and support agreements, which are filed as Exhibits 2.5 and 2.6 hereto, respectively.

Additional Information

The Transaction Agreement and Block Purchase Agreement govern the contractual rights between the parties in relation to the Block Purchase, the Exchange Offer and the Merger. The above summary of the principal terms of the Transaction Agreement and the Block Purchase Agreement, and the Transaction Agreement and Block Purchase

Agreement attached as exhibits to this Form 8-K, are intended to provide you with information regarding the terms of the Transaction Agreement and Block Purchase Agreement.  The Transaction Agreement and the Block Purchase Agreement and the related summaries are not intended to modify or supplement any factual disclosures about PartnerRe or PARIS RE in PartnerRe’s or PARIS RE’s respective public reports filed with the U.S. Securities and Exchange Commission or the Autorité des Marchés Financiers, as applicable. In particular, the Transaction Agreement and the Block Purchase Agreement and the related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to PartnerRe or PARIS RE. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Block Purchase if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under securities laws.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
2.1	Securities Purchase Agreement dated as of July 4, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and the sellers named therein

2.2	Transaction Agreement dated as of July 4, 2009 between PartnerRe Ltd. and PARIS RE Holdings Limited

2.3	Form of Investor Agreement between PartnerRe Ltd. and shareholders party thereto

2.4	Form of Registration Rights Agreement between PartnerRe Ltd. and shareholders party thereto

2.5	Tender and Support Agreement dated as of July 4, 2009 between PartnerRe Ltd. and Hans-Peter Gerhardt

2.6
Tender and Support Agreement dated as of July 4, 2009 among PartnerRe Ltd., Gordel Holdings Limited, Goldman Sachs & Co. Profit Sharing Master Trust, OZ Master Fund, Ltd. and OZ Europe Master Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	July 9, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
2.1	Securities Purchase Agreement dated as of July 4, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and the sellers named therein

2.2	Transaction Agreement dated as of July 4, 2009 between PartnerRe Ltd. and PARIS RE Holdings Limited

2.3	Form of Investor Agreement between PartnerRe Ltd. and shareholders party thereto

2.4	Form of Registration Rights Agreement between PartnerRe Ltd. and shareholders party thereto

2.5	Tender and Support Agreement dated as of July 4, 2009 between PartnerRe Ltd. and Hans-Peter Gerhardt

2.6
Tender and Support Agreement dated as of July 4, 2009 among PartnerRe Ltd., Gordel Holdings Limited, Goldman Sachs & Co. Profit Sharing Master Trust, OZ Master Fund, Ltd. and OZ Europe Master Fund Ltd.